UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 21, 2009
Commission File Number 1-9929
Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 786-2141
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
     On January 21, 2009, the Executive Compensation Committee (the “Committee”) of the Board of Directors of Insteel Industries, Inc. (the “Company”) approved a change to one of the two components of the Company’s annual equity-based long-term incentive program (the “Program”) applicable to the Company’s executive officers and other senior managers. The first component will continue to consist of grants of stock options, but effective immediately the second component will consist of awards of restricted stock units (“RSUs”) rather than shares of restricted stock. Each grant of an RSU will be made pursuant to the 2005 Equity Incentive Plan of Insteel Industries, Inc. (the “Equity Plan”) and the respective RSU agreement (the “Award Agreement”). The Committee’s decision to award RSUs rather than shares of restricted stock pursuant to the Program was made because RSUs may ultimately be less dilutive since RSUs are not considered outstanding shares until the shares are issued after the RSU vests (unlike shares of restricted stock) and because RSUs mitigate certain federal income tax consequences of an equity award granted to an individual who is eligible to retire under the Equity Plan.
     Each RSU entitles the participant to receive one share of the Company’s common stock on the vesting date, subject to the terms of the Equity Plan and the respective Award Agreement. Each RSU must be settled solely in shares of the Company’s common stock. All rights of any participant in unvested RSUs will terminate upon termination of the participant’s employment with the Company; provided, however, that (i) in the event of death or disability of the participant, (ii) if the participant becomes eligible to terminate employment because of retirement, or (iii) upon a change in control, the RSUs shall immediately vest. If RSUs vest prior to the assigned vesting date because of the participant’s death, disability, eligibility for retirement or upon a change in control, shares of common stock will not be issued in settlement of the RSUs until the occurrence of an event permitted under Section 409A of the Internal Revenue Code of 1986, as amended. If a participant’s employment is terminated for cause after the vesting of an RSU but before the issuance of the common stock in settlement of the RSU, the RSU and the underlying shares of common stock will be forfeited. In addition, each participant who holds an RSU will receive, on the first regular payroll date following each dividend payment date with respect to the Company’s common stock, a cash amount per RSU equal to the cash dividend per share on the Company’s common stock. RSUs do not have voting rights until the underlying shares of common stock are issued to the participant following vesting of the RSUs.
     The targeted value of the equity-based long-term incentives that may be earned under the Program by the Company’s executive officers in fiscal year (“FY”) 2009 was not changed from the targeted value of such incentives in FY 2008. Those targeted values are as follows:

Targeted Value of Long-Term
Name and Position	Equity-Based Incentives
H.O. Woltz III, President and Chief Executive Officer	$600,000

Michael C. Gazmarian, Vice President, Chief Financial Officer and Treasurer	$275,000

James F. Petelle, Vice President – Administration and Secretary	$110,000

Richard T. Wagner, Vice President – General Manager, Insteel Wire Products	$275,000
     Long-term equity-based incentive awards were historically split equally between shares of restricted stock and stock option grants. For FY 2009, the long-term equity-based incentive awards are expected to be split equally between RSUs and stock option grants. One-half of the option grants and RSU awards are expected to be made on the date of the Company’s annual meeting (February 10, 2009) and the remaining half of the option grants and RSU awards are expected to be made six months from the annual meeting date (on or about August 10, 2009).
     The foregoing summary of the terms and conditions of the Company’s RSUs and the Award Agreements does not purport to be complete, and is qualified in its entirety by reference to the Form of Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement, copies of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits

10.1	Form of Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant
Date: January 23, 2009	By:	/s/ H.O. Woltz III
H.O. Woltz III
President and Chief Executive Officer

EXHIBIT INDEX

10.1	Form of Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement.